Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2020

Company Name	Domicile or State of Incorporation
Acme Brick Company	Delaware
Acme Building Brands, Inc.	Delaware
Albecca Inc.	Georgia
AltaLink, L.P.	Canada
Ben Bridge Corporation	Washington
Ben Bridge Jeweler, Inc.	Washington
Benjamin Moore & Co.	New Jersey
Benjamin Moore & Co., Limited	Canada
Benson Industries, Inc.	Oregon
Berkshire Hathaway Assurance Corporation	New York
Berkshire Hathaway Automotive Inc.	Delaware
Berkshire Hathaway Credit Corporation	Nebraska
Berkshire Hathaway Energy Company	Iowa
Berkshire Hathaway Finance Corporation	Delaware
Berkshire Hathaway Homestate Insurance Company	Nebraska
Berkshire Hathaway International Insurance Limited	United Kingdom
Berkshire Hathaway Life Insurance Company of Nebraska	Nebraska
Berkshire Hathaway Specialty Insurance Company	Nebraska
BH Finance LLC	Nebraska
BH Media Group, Inc.	Delaware
BH Shoe Holdings, Inc.	Delaware
BHE Canada Holdings Corporation	Canada
BHE GT&S, LLC	Delaware
BHE Pipeline Group, LLC	Delaware
BHE Renewables, LLC	Delaware
BHE U.S. Transmission, LLC	Delaware
BHSF, Inc.	Delaware
BNSF Railway Company	Delaware
Boat America Corporation	Virginia
Borsheim Jewelry Company, Inc.	Nebraska
Brooks Sports, Inc.	Washington
Burlington Northern Santa Fe, LLC	Delaware
Business Wire, Inc.	Delaware
Cannon-Muskegon Corporation	Michigan
Carlton Forge Works	California
Central States Indemnity Co. of Omaha	Nebraska
Central States of Omaha Companies, Inc.	Nebraska
Cerro Flow Products LLC	Delaware
Cerro Wire LLC	Delaware
Charter Brokerage Holdings Corp.	Delaware
Charter Brokerage Holdings, LLC	Delaware
Charter Brokerage LLC	New York
Chemtool Incorporated	Delaware
Clayton Homes, Inc.	Delaware
Clayton Properties Group II, Inc.	Colorado
Clayton Properties Group, Inc.	Tennessee
CMH Capital, Inc.	Delaware
CMH Homes, Inc.	Tennessee
CMH Manufacturing, Inc.	Tennessee
Colson Medical, LLC	Delaware

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2020

Company Name	Domicile or State of Incorporation
Columbia Insurance Company	Nebraska
Cornelius, Inc.	Minnesota
CORT Business Services Corporation	Delaware
CTB International Corp.	Indiana
Cypress Insurance Company	California
Designed Metal Connections, Inc.	Delaware
Detlev Louis Motorrad-Vertriebsgesellschaft GmbH	Germany
Duracell (China) Limited	China
Duracell Batteries BVBA	Belgium
Duracell International Operations Sàrl	Switzerland
Duracell Manufacturing LLC	Delaware
Duracell U.S. Holding LLC	Delaware
Duracell U.S. Operations, Inc.	Delaware
Eastern Energy Gas Holdings, LLC	Virginia
Ecowater Systems LLC	Delaware
Empire Distributors of North Carolina, Inc.	Georgia
Empire Distributors, Inc.	Georgia
EXSIF Worldwide, Inc.	Delaware
Faraday Underwriting Limited	United Kingdom
FlightSafety International Inc.	New York
FlightSafety Services Corporation	Delaware
Forest River Manufacturing, LLC	Indiana
Forest River, Inc.	Indiana
Freedom Warehouse Corp.	Nevada
Freo Group Pty Ltd	Australia
Fruit of the Loom, Inc.	Delaware
Garan, Incorporated	Delaware
GEICO Advantage Insurance Company	Nebraska
GEICO Casualty Company	Nebraska
GEICO Choice Insurance Company	Nebraska
GEICO Corporation	Delaware
GEICO General Insurance Company	Nebraska
GEICO Indemnity Company	Nebraska
GEICO Secure Insurance Company	Nebraska
Gen Re Intermediaries Corporation	New York
General Re Corporation	Delaware
General Re Life Corporation	Connecticut
General Reinsurance Africa Ltd.	South Africa
General Reinsurance AG	Germany
General Reinsurance Australia Ltd	Australia
General Reinsurance Corporation	Delaware
General Reinsurance Life Australia Ltd.	Australia
General Star Indemnity Company	Delaware
General Star National Insurance Company	Delaware
Genesis Insurance Company	Delaware
Global Cranes Pty Ltd	Australia
Government Employees Insurance Company	Nebraska
GRD Holdings Corporation	Delaware
H. H. Brown Shoe Company, Inc.	Delaware
Helzberg’s Diamond Shops, LLC	Missouri

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2020

Company Name	Domicile or State of Incorporation
Henley Holdings, LLC	Delaware
Homemakers Plaza, Inc.	Iowa
HomeServices of America, Inc.	Delaware
Huntington Alloys Corporation	Delaware
IMC (Germany) Holdings GmbH	Germany
IMC International Metalworking Companies B.V.	Netherlands
Ingersoll Cutting Tool Company	Delaware
Ingersoll Werkzeuge GmbH	Germany
International Dairy Queen, Inc.	Delaware
Iscar Ltd.	Israel
Johns Manville	Delaware
Johns Manville Corporation	Delaware
Johns Manville Europe GmbH	Germany
Johns Manville GmbH	Germany
Johns Manville Slovakia, a.s.	Slovakia
Jordan’s Furniture, Inc.	Massachusetts
Justin Brands, Inc.	Delaware
Kahn Ventures, Inc.	Georgia
Kern River Gas Transmission Company	Delaware
L. A. Darling Company LLC	Delaware
Larson-Juhl US LLC	Georgia
Lipotec, S.A.	Spain
LiquidPower Specialty Products Inc.	Delaware
Lubrizol (Gibraltar) Limited Luxembourg SCS	Luxembourg
Lubrizol Additive (Zhuhai) Co., Ltd.	China
Lubrizol Advanced Materials Europe BVBA	Belgium
Lubrizol Advanced Materials International, LLC	Delaware
Lubrizol Advanced Materials, Inc.	Delaware
Lubrizol Europe Coordination Center BV	Belgium
Lubrizol France SAS	France
Lubrizol Holdings France SAS	France
Lubrizol Holdings Netherlands B.V.	Netherlands
Lubrizol International, Inc.	Delaware
Lubrizol Luxembourg S.a.r.l.	Luxembourg
Lubrizol Overseas Trading Corporation	Delaware
Lubrizol Southeast Asia (Pte.) Ltd.	Singapore
Marmon Beverage Technologies, Inc.	Delaware
Marmon Crane Services, Inc.	Delaware
Marmon Distribution Services, Inc.	Delaware
Marmon Energy Services Company	Delaware
Marmon Engineered Components Company	Delaware
Marmon Food, Beverage & Water Technologies Company LLC	Delaware
Marmon Highway Technologies LLC	Delaware
Marmon Holdings, Inc.	Delaware
Marmon Retail & Highway Technologies Company LLC	Delaware
Marmon Retail Technologies Company	Delaware
Marmon Transportation Services LLC	Delaware
Marmon Tubing, Fittings & Wire Products, Inc.	Delaware
Marmon Water, Inc.	Delaware
Marmon Wire & Cable, Inc.	Delaware

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2020

Company Name	Domicile or State of Incorporation
Marmon/Keystone LLC	Delaware
Marquis Jet Holdings, Inc.	Delaware
Marquis Jet Partners, Inc.	Delaware
McLane Company, Inc.	Texas
McLane Foodservice Distribution, Inc.	North Carolina
McLane Foodservice, Inc.	Texas
MedPro Group Inc	Indiana
Meyn Food Processing Technology B.V.	Netherlands
MHC Inc.	Iowa
MidAmerican Energy Company	Iowa
MidAmerican Funding, LLC	Iowa
MiTek Industries, Inc.	Delaware
MLMIC Insurance Company	New York
Mount Vernon Fire Insurance Company	Pennsylvania
Mouser Electronics, Inc.	Delaware
National Fire & Marine Insurance Company	Nebraska
National Indemnity Company	Nebraska
National Indemnity Company of Mid-America	Iowa
National Indemnity Company of the South	Iowa
National Liability & Fire Insurance Company	Connecticut
Nebraska Furniture Mart, Inc.	Nebraska
Nederlandse Reassurantie Groep N.V.	Netherlands
NetJets Aviation, Inc.	Delaware
NetJets Inc.	Delaware
NetJets Sales, Inc.	Delaware
Nevada Power Company	Nevada
NFM of Kansas, Inc.	Kansas
Northern Natural Gas Company	Delaware
Northern Powergrid (Northeast) plc	United Kingdom
Northern Powergrid (Yorkshire) plc.	United Kingdom
Northern Powergrid Holdings Company	United Kingdom
Northern Powergrid UK Holdings	United Kingdom
NV Energy, Inc.	Nevada
NVE Holdings, LLC	Delaware
Oak River Insurance Company	Nebraska
Old United Casualty Company	Kansas
Oriental Trading Company, Inc.	Delaware
OTC Brands, Inc.	Delaware
OTC Worldwide Holdings, Inc.	Delaware
PacifiCorp	Oregon
PCC Airfoils LLC	Ohio
PCC Structurals, Inc.	Oregon
PPW Holdings LLC	Delaware
Precision Castparts Corp.	Oregon
Precision Steel Warehouse, Inc.	Illinois
Primus International Inc.	Washington
Princeton Insurance Company	New Jersey
Procor Limited	Canada
Procrane Holdings, Inc.	Delaware
Procrane Inc.	Canada

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2020

Company Name	Domicile or State of Incorporation
R. C. Willey Home Furnishings	Utah
Railsplitter Holdings Corporation	Delaware
Redwood Fire and Casualty Insurance Company	Nebraska
Richline Group, Inc.	Delaware
RSCC Wire & Cable LLC	Delaware
Russell Brands, LLC	Delaware
Sager Electrical Supply Co. Inc	Massachusetts
Schuller GmbH	Germany
Scott Fetzer Company	Delaware
Scott Fetzer Financial Group, Inc.	Delaware
See’s Candies, Inc.	California
See’s Candy Shops, Inc.	California
Shaw Contract Flooring Services, Inc.	Georgia
Shaw Industries Group, Inc.	Georgia
Shaw Industries, Inc.	Georgia
Sierra Pacific Power Company	Nevada
Söfft Shoe Company, LLC	Delaware
Special Metals Corporation	Delaware
SPS Technologies, LLC	Pennsylvania
Star Furniture Company, LLC	Texas
Sterling Crane LLC	Delaware
TaeguTec Ltd.	Korea
The Duracell Company	Delaware
The Fechheimer Brothers Company	Delaware
The Lubrizol Corporation	Ohio
The Marmon Group of Canada Ltd.	Canada
The Medical Protective Company	Indiana
The Pampered Chef, Ltd.	Illinois
Titanium Metals Corporation	Delaware
TTI, Inc.	Delaware
Tungaloy Corporation	Japan
U.S. Investment Corporation	Pennsylvania
U.S. Underwriters Insurance Company	North Dakota
Union Tank Car Company	Delaware
Union Underwear Company, Inc.	Delaware
United States Liability Insurance Company	Pennsylvania
UTLX Company	Delaware
Vanderbilt Mortgage and Finance, Inc.	Tennessee
Vanity Fair Brands, LP	Delaware
Vesta Intermediate Funding, Inc.	Delaware
Warwick International Group Limited	United Kingdom
Webb Wheel Products, Inc.	Delaware
Wells Lamont LLC	Delaware
WestGUARD Insurance Company	Pennsylvania
World Book/Scott Fetzer Company, Inc.	Nebraska
Worldwide Containers, Inc.	Delaware
WPLG, Inc.	Delaware
Wyman-Gordon Company	Massachusetts
Wyman-Gordon Forgings, Inc.	Delaware
XTRA Companies, Inc.	Delaware

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2020

Company Name	Domicile or State of Incorporation
XTRA Corporation	Delaware
XTRA Finance Corporation	Delaware
XTRA Lease LLC	Delaware
XTRA LLC	Maine
Yorkshire Electricity Group plc.	United Kingdom
Yorkshire Power Group Limited	United Kingdom
21st Mortgage Corporation	Delaware

(1)

Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.